UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017 (May 10, 2017)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street New York, New York 10036
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 461-5200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 8 – Other Events

Item 8.01. Other Events.

On May 10, 2017, CIT Group Inc. (“CIT”) filed an amendment (“Amendment No. 3”) to its Tender Offer Statement on Schedule TO, originally filed with the Securities and Exchange Commission on April 27, 2017 (as amended, the “Schedule TO”). The Schedule TO relates to the offer by CIT to purchase, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 27, 2017 (the “Offer to Purchase”), and the related Letter of Transmittal, up to $2,750,000,000 of shares of CIT’s common stock, par value $0.01 per share, at a price not greater than $48.00 per share and not less than $43.00 per share.

Amendment No. 3 amends the Offer to Purchase, which was filed as Exhibit(a)(1)(A) to the Schedule TO, as follows:

In order to provide updated information as of March 31, 2017, the section of the Offer to Purchase entitled “Certain Information Concerning the Company – Selected Balance Sheet Data and Earnings Information” beginning on page 30 is amended and restated in its entirety as set forth below.

Selected Balance Sheet Data and Earnings Information. The following table sets forth our consolidated cash and capitalization, as of March 31, 2017, and on an as-adjusted basis to give effect, as of such date, to (i) the Commercial Air Sale for a sale price of $10.4 billion, (ii) the redemption (the “Redemption”) of $1,725,785,000 principal amount of our 4.250% Senior Unsecured Notes due August 2017, $1,465,000,000 principal amount of our 5.250% Senior Unsecured Notes due March 2018, $695,000,000 principal amount of our 6.625% Series C Unsecured Notes due April 2018, and $955,925,000 principal amount of our 5.000% Senior Unsecured Notes due May 2018 (collectively, the “Redeemed Notes”), (iii) the purchase pursuant to a tender offer (the “Debt Tender”) of $969 million principal amount of our 5.500% Series C Unsecured Notes due 2019 (the “2019 Notes”) and (iv) the purchase of 60,439,560 shares of our common stock for an aggregate purchase price of $2,750,000,000 pursuant to the Offer (which assumes that the Offer is fully subscribed and that the purchase price per share is determined to be $45.50 (the mid-point between the lowest and highest per-share purchase prices under the terms of the Offer)). The Commercial Air Sale was completed on April 4, 2017, the Redemption was completed on May 4, 2017, and payment for the 2019 Notes accepted for purchase in the Debt Tender was made on April 18, 2017. The information presented in the table below, and pro forma income from continuing operations per common share presented in the following paragraph, should each be read in conjunction with the consolidated historical financial statements and notes thereto that are included in our Annual Report on Form 10-K for the year ended December 31, 2016, the consolidated historical financial statements and notes thereto that are included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, and the Unaudited Pro Forma Balance Sheet that gives effect to the Commercial Air Sale, which is included as Exhibit 99.5 to our Current Report on Form 8-K, filed with the SEC on April 7, 2017, each of which are incorporated by reference into this Offer to Purchase.

	As of March 31, 2017
	Actual	Adjustments Relating to the Commercial Air Sale	Adjustments Relating to the Redemption		Adjustments Relating to the Debt Tender	Adjustments Relating to the Offer	As Adjusted
	(Dollars in millions)
Cash and deposits	$6,156.9	$10,244.5	$(4,988.2	)(1)	$(1,037.1)	$(2,753.8)	$7,622.3
Structured Financings	$1,725.1	$–	$–		$–	$–	$1,725.1
FHLB Advances	2,410.7	–	–		–	–	2,410.7
Revolving Credit Facility	–	–	–		–	–	–
Senior Unsecured Notes(2)	10,600.5	–	(4,836.2)		(968.3)	–	4,796.0
Total Long-Term Borrowings	14,736.3	–	(4,836.2	)(1)	(968.3)	–	8,931.8
Total Common Stockholders’ Equity	10,165.2	85.9	(60.3)		(36.2)	(2,753.8)	7,400.8
Total Capitalization	$24,901.5	$85.9	$(4,896.5)		$(1,004.5)	$(2,753.8)	$16,332.6

(1)	Reduction of Cash and Borrowings reflects the redemption price of 102.02% of the principal amount, plus accrued and unpaid interest on the notes redeemed.
(2)	Amounts are expressed net of unamortized debt issuance costs.

If the Commercial Air Sale, the Redemption, the Debt Tender and the Offer (collectively, the “Transactions”) had been completed on the terms described above as of January 1, 2017, for the quarter ended March 31, 2017 our pro forma interest expense and income from continuing operations would have been substantially the same as the actual amounts for that period because the interest expense allocated to discontinued operations included amounts representative of interest expense associated with the repaid borrowings. On such pro forma basis for that period, our income from continuing operations per common share would have been $0.55 on both a basic and fully diluted basis (compared to actual income from continuing operations per common share, on a basic and fully diluted basis, of $0.39 and $0.38, respectively), reflecting the assumed reduction in share count relating to the Offer. These amounts are not intended to represent and may not necessarily be indicative of the corresponding amounts that would have been reported had the Transactions been completed on the terms and dates described above and should not be taken as representative of and are not necessarily indicative of our future income from continuing operations per common share.

Capitalized terms used and not defined in the information above have the meanings given them in the Offer to Purchase. The information above should be considered in the context of the entire Offer to Purchase.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this Form 8-K, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in implementing its strategy and business plan, the risk that CIT is unable to react to and address key business and regulatory issues, the risk that CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, and the risk that CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this Form 8-K. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

Date: May 10, 2017	By:	/s/ Ellen R. Alemany
		Name:	Ellen R. Alemany
		Title:	Chairwoman and Chief Executive Officer